                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-36631), Form S-3 (No. 333-17035), Form S-3 (No.
033-59703), Form S-3 (No. 033-54007), Form S-8 (No. 333-53199), Form S-8 (No.
333-22371), and Form S-8 (No. 333-22167), of M.D.C. Holdings, Inc. of our report dated January 17, 2000, except Note S, as to which the date is January 22, 2001, with respect to the consolidated financial statements of M.D.C. Holdings, Inc. as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, which is included in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Denver, Colorado
February 8, 2001